UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2016

Xenith Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of Xenith Bankshares, Inc. (the “Company”) held on November 21, 2016, the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.	Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
James F. Burr	204,748,570	1,001,805	12,591,742
Patrick E. Corbin	204,798,677	951,546	12,591,742
Henry P. Custis, Jr.	200,036,884	5,713,491	12,591,742
Palmer P. Garson	204,630,803	1,119,572	12,591,742
Robert B. Goldstein	203,641,147	2,109,076	12,591,742
Edward Grebow	204,549,969	1,200,406	12,591,742
T. Gaylon Layfield, III	204,787,090	963,285	12,591,742
Robert J. Merrick	204,638,558	1,111,665	12,591,742
William A. Paulette	204,619,094	1,131,281	12,591,742
John S. Poelker	203,809,848	1,940,877	12,591,742
Scott A. Reed	204,798,529	951,694	12,591,742
Thomas G. Snead, Jr.	204,736,908	1,031,467	12,591,742
W. Lewis Witt	204,401,635	1,348,740	12,591,742

Each nominee listed above was duly elected.

2.	Amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a reverse stock split ratio of 1-for-10 within 12 months of the date of the Annual Meeting.

For	Against	Abstentions
206,266,664	11,798,892	276,561

The amendment to the Company’s Amended and Restated Articles of Incorporation to effect the reverse stock split was approved. There were no broker non-votes in the approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to effect the reverse stock split.

3.	Ratification of Appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstentions
216,917,842	1,271,687	152,938

The appointment of KPMG LLP was ratified. There were no broker non-votes in the ratification of the appointment of the independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2016

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Name:	Thomas W. Osgood
Title:	Executive Vice President and Chief Financial Officer

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